As filed with the Securities and Exchange Commission on April 30, 2025

Investment Company Act File No. 811-07885

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 41

☒

(Check appropriate box or boxes)

Quantitative Master Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway

Wilmington, Delaware 19809

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code) (800) 441-7762

John M. Perlowski

50 Hudson Yards

New York, NY 10001

(Name and Address of Agent for Service)

Copies to:

Jesse C. Kean, Esq.	Janey Ahn, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	50 Hudson Yards
New York, NY 10019	New York, NY 10001

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand alone document.

Quantitative Master Series LLC (the “Master LLC” or the “Registrant”) is a no-load, open-end management investment company that was organized as a Delaware statutory trust on August 28, 1996. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company. Master Small Cap Index Series (the “Series”) is a series of the Master LLC. The Series is classified as diversified under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There can, of course, be no assurance that the investment objective of the Series can be achieved. The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with the most recently effective Post-Effective Amendment to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), that relates to and includes the prospectuses and the statement of additional information of iShares Russell 2000 Small-Cap Index Fund (the “Russell 2000 Small-Cap Index Fund”), a series of the Corporation (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of Russell 2000 Small-Cap Index Fund.

As of April 30, 2025, the Corporation consists of two series: Russell 2000 Small-Cap Index Fund and iShares MSCI EAFE International Index Fund. Russell 2000 Small-Cap Index Fund invests all of its investable assets in interests in the Series and may be referred to herein as a “Fund.” Russell 2000 Small-Cap Index Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

To the extent that information concerning the Series and/or the Master LLC is incorporated by reference and the Corporation has filed, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to Russell 2000 Small-Cap Index Fund’s prospectuses or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Russell 2000 Small-Cap Index Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively. From time to time, the Series may have one or more feeder funds that is not Russell 2000 Small-Cap Index Fund.

PART A

April 30, 2025

Item 5.	Management

(a) Investment Manager

The Series’ investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Series’ sub-adviser is BlackRock Fund Advisors (“BFA”).

(b) Portfolio Managers

The persons listed below serve as portfolio managers for the Series:

Portfolio Manager	Since	Title
Jennifer Hsui, CFA	2016	Managing Director of BlackRock, Inc.
Paul Whitehead	2022	Managing Director of BlackRock, Inc.
Matt Waldron, CFA	2025	Managing Director of BlackRock, Inc.
Peter Sietsema, CFA	2025	Director of BlackRock, Inc.
Steven White	2025	Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the “1933 Act”. Investments in the Series may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Series. However, because the Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Series.

The Series reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7.	Tax Information

The Series has more than one Feeder Fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. If the Series had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Series’ existence as an entity separate from that Feeder Fund would be disregarded for U.S. federal income tax purposes. Whether the Series is a partnership or disregarded as a separate entity it will generally not be subject to U.S. federal income tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies and Related Risks.

Investment Objective. The investment objective of the Series is to match the performance of the Russell 2000® Index (the “Russell 2000” or the “Underlying Index”) as closely as possible before the deduction of Series expenses.

There can be no assurances that the investment objective of the Series will be achieved.

Principal Investment Strategies. Outlined below are the principal investment strategies the Series uses in seeking to obtain its investment objective.

The Series will not attempt to buy or sell securities based on the economic, financial or market analysis of the Manager, but will instead employ a “passive” investment approach. This means that the Manager will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the Russell 2000 before deduction of expenses. The Series will buy or sell securities only when the Manager believes it is necessary to do so in order to match the performance of the Russell 2000. Accordingly, it is anticipated that the Series’ portfolio turnover rate and trading costs will be lower than those of an “actively” managed fund. However, the Series has operating and other expenses, while an index does not. Therefore, the Series will tend to underperform its target index to some degree over time.

The Series will be substantially invested in securities in the Russell 2000, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the Russell 2000. This policy is a non-fundamental policy of the Series and may not be changed without 60 days’ prior notice to interestholders. The Series may change its target index if the Manager believes a different index would better enable the Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of the Series may be changed without interestholder approval.

Description of the Benchmark Index

The Series’ benchmark index is the Russell 2000.

The Russell 2000 is composed of the common stocks of approximately the 1,001st through the 3,000th largest U.S. companies by market capitalization, as determined by Russell Investments (“Russell” or the “Index Provider”). The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index’s performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Russell’s selection of a stock for the Russell 2000 does not mean that Russell believes the stock to be an attractive investment. Russell updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

The Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series may invest in a statistically selected sample of the stocks included in the Russell 2000 and in derivative instruments linked to the Russell 2000. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

Other Strategies Applicable to the Series. In addition to the principal strategies discussed above, the Series also invests or engages in the following investments/strategies:

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Borrowing — The Series may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions, subject to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

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Depositary Receipts — The Series may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Series may invest in unsponsored depositary receipts.

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Derivatives — The Series may invest in derivative instruments. The Series may at times invest a significant portion of its assets in futures contracts and other derivatives linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to companies included in the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities’ weightings in the target index. The Series may use derivatives for hedging purposes, including anticipatory hedges, and to seek to enhance returns.

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Illiquid Investments — The Series may invest up to an aggregate amount of 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Series reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

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Investment Companies — The Series has the ability to invest in other investment companies, such as exchange-traded funds (“ETFs”), unit investment trusts, and open-end and closed-end funds, subject to the applicable limits under the Investment Company Act and the rules thereunder. The Series may invest in affiliated investment companies, including affiliated money market funds and affiliated ETFs.

•	“New Issues” — The Series has the ability to invest in “new issues.” “New issues” are initial public offerings (“IPOs”) of equity securities.

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Real Estate Investment Trusts (“REITs”) — The Series may invest in REITs. REITs are companies that own interests in real estate or in real estate-related loans or other interests and have revenue primarily consisting of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

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Repurchase Agreements — The Series may enter into certain types of repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price.

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Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include Rule 144A securities, which are privately placed securities that can be resold to qualified institutional buyers but not to the general public, and securities of U.S. and non-U.S. issuers that are offered pursuant to Regulation S under the Securities Act of 1933, as amended.

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Securities Lending — The Series may lend securities with a value up to 33 1⁄3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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Short-Term Money Market Instruments — The Series may invest in short-term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity funds. To the extent the Series invests in short-term money market instruments, it will generally also invest in futures or other derivatives in order to maintain full exposure to the index at all times.

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When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Series at an established price with payment and delivery taking place in the future. The Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction.

INVESTMENT RISKS

This section contains a discussion of the general risks of investing in the Series. As with any fund, the value of the Series’ investments - and therefore the value of the Series’ interests - may fluctuate. These changes may occur because a particular stock or bond market in which the Series invests is rising or falling, or in response to interest rate changes. In addition, there are specific factors that may affect the value of a particular investment. Also, Series management may select securities that underperform the markets, the relevant index or other funds with similar investment objectives and investment strategies. If the value of the Series’ investments goes down, you may lose money.

As with any fund, there can be no guarantee that the Series will achieve its investment objective or that the Series’ performance will be positive for any period of time. An investment in the Series is not an investment in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency. The order of the below risk factors does not indicate the significance of any particular risk factor.

Principal Risks of Investing in the Series. Set forth below are the principal risks of investing in the Series:

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Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Series could decline if the financial condition of the companies the Series invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in inflation, interest or currency rates or generally adverse investor sentiment.

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Index-Related Risk — The Series seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the Underlying Index as published by the Index Provider. There is no assurance that the Index Provider or any agents that may act on its behalf will compile the Underlying Index accurately, or that the Underlying Index will be determined, composed or calculated accurately. While the Index Provider provides descriptions of what the Underlying Index is designed to achieve, neither the Index Provider nor its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Underlying Index or its related data, and they do not guarantee that the Underlying Index will be in line with the Index Provider’s methodology. BlackRock’s mandate as described in this prospectus is to manage the Series consistently with the Underlying Index provided by the Index Provider to BlackRock. BlackRock does not provide any warranty or guarantee against the Index Provider’s or any agent’s errors. Errors in respect of the quality, accuracy and completeness of the data used to compile the Underlying Index may occur from time to time and may not be identified and corrected by the Index Provider for a period of time or at all, particularly where the indices are less commonly used as benchmarks by funds or managers. Such errors may negatively or positively impact the Series and its interestholders. For example, during a period where the Underlying Index contains incorrect constituents, the Series would have market exposure to such constituents and would be underexposed to the Underlying Index’s other constituents. Interestholders should understand that any gains from Index Provider errors will be kept by the Series and its interestholders and any losses or costs resulting from Index Provider errors will be borne by the Series and its interestholders.

Unusual market conditions or other unforeseen circumstances (such as natural disasters, political unrest or war) may impact the Index Provider or a third-party data provider and could cause the Index Provider to postpone a scheduled rebalance to the Underlying Index. This could cause the Underlying Index to vary from its normal or expected composition. The postponement of a scheduled rebalance could mean that constituents of the Underlying Index that would otherwise be removed at rebalance due to changes in market capitalizations, issuer credit ratings, or other reasons may remain, causing the performance and constituents of the Underlying Index to vary from those expected under normal conditions. Apart from scheduled rebalances, the Index Provider or its agents may carry out additional ad hoc rebalances to the Underlying Index due to reaching certain weighting constraints, unusual market conditions or corporate event or, for example, to correct an error in the selection of index constituents. When the Underlying Index is rebalanced and the Series in turn rebalances its portfolio to attempt to increase the correlation between the Series’ portfolio and the Underlying Index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Series and its interestholders. Therefore, errors and additional ad hoc rebalances carried out by the Index Provider or its agents to the Underlying Index may increase the costs to and the tracking error risk of the Series.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Series invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. The value of a security or other asset may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other asset, or factors that affect a particular issuer or issuers, exchange, country, group of countries, region, market, industry, group of industries, sector or asset class. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues like pandemics or epidemics, recessions, or other events could have a significant impact on the Series and its investments. Selection risk is the risk that the securities selected by Series management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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Passive Investment Risk — Because BlackRock does not select individual companies in the index that the Series tracks, the Series may hold securities of companies that present risks that an investment adviser researching individual securities might seek to avoid.

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Representative Sampling Risk — Representative sampling is a method of indexing that involves investing in a representative sample of securities that collectively have a similar investment profile to the Underlying Index and resemble the Underlying Index in terms of risk factors and other key characteristics. The Series may or may not hold every security in the Underlying Index. When the Series deviates from a full replication indexing strategy to utilize a representative sampling strategy, the Series is subject to an increased risk of tracking error, in that the securities selected in the aggregate for the Series may not have an investment profile similar to those of the Underlying Index.

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Risk of Investing in the United States — A decrease in imports or exports, changes in trade regulations, inflation and/or an economic recession in the United States may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the United States are changing many aspects of financial, commercial, public health, environmental, and other regulation and may have a significant effect on U.S. markets generally, as well as on the value of certain securities. Governmental agencies project that the United States will continue to maintain elevated public debt levels for the foreseeable future. Although elevated debt levels do not necessarily indicate or cause economic problems, elevated public debt service costs may constrain future economic growth.

The United States has developed increasingly strained relations with a number of foreign countries. If relations with certain countries deteriorate, it could adversely affect U.S. issuers as well as non-U.S. issuers that rely on the United States for trade. The United States has also experienced increased internal political discord, as well as significant challenges in managing and containing the outbreak of COVID-19. If these trends were to continue, it may have an adverse impact on the U.S. economy and the issuers in which the Series invests.

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Small Cap Securities Risk — Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Series’ investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer term view.

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Tracking Error Risk — The Series may be subject to tracking error, which is the divergence of the Series’ performance from that of the Underlying Index. Tracking error may occur because of differences between the securities and other instruments held in the Series’ portfolio and those included in the Underlying Index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the Series’ valuation of a security at the time of calculation of the Series’ net asset value), differences in transaction costs, the Series’ holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or other distributions, interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, changes to the Underlying Index and the cost to the Series of complying with various new or existing regulatory requirements, among other reasons. These risks may be heightened during times of increased market volatility or other unusual market conditions. In addition, tracking error may result because incurs fees and expenses, while the Underlying Index does not.

Other Risks of Investing in the Series. The Series may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

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Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Series interests and in the return on the Series’ portfolio. Borrowing will cost the Series interest expense and other fees. The costs of borrowing may reduce the Series’ return. Borrowing may cause the Series to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Concentration Risk — The Series reserves the right to concentrate its investments (i.e., invest 25% or more of its total assets in securities of issuers in a particular industry) to approximately the same extent that the Underlying Index concentrates in a particular industry. To the extent the Series concentrates in a particular industry, it may be more susceptible to economic conditions and risks affecting that industry.

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Cyber Security Risk — Failures or breaches of the electronic systems of the Series, the Series’ adviser, distributor, and other service providers, or the issuers of securities in which the Series invests have the ability to cause disruptions and negatively impact the Series’ business operations, potentially resulting in financial losses to the Series and its interestholders. While the Series has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Series cannot control the cyber security plans and systems of the Series’ service providers or issuers of securities in which the Series invests.

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Depositary Receipts Risk — Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. In addition to investment risks associated with the underlying issuer, depositary receipts expose the Series to additional risks associated with the non-uniform terms that apply to depositary receipt programs, credit exposure to the depository bank and to the sponsors and other parties with whom the depository bank establishes the programs, currency risk and the risk of an illiquid market for depositary receipts. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. While depositary receipts provide an alternative to directly purchasing underlying foreign securities in their respective markets and currencies, they continue to be subject to many of the risks associated with investing directly in foreign securities, including political, economic, and currency risk.

•	Derivatives Risk — The Series’ use of derivatives may increase its costs, reduce the Series’ returns and/or increase volatility. Derivatives involve significant risks, including:

Leverage Risk — The Series’ use of derivatives can magnify the Series’ gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

Market Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The Series could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Series’ derivatives positions to lose value.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will be unable or unwilling to fulfill its contractual obligation, and the related risks of having concentrated exposure to such a counterparty.

Illiquidity Risk — The possible lack of a liquid secondary market for derivatives and the resulting inability of the Series to sell or otherwise close a derivatives position could expose the Series to losses and could make derivatives more difficult for the Series to value accurately.

Operational Risk — The use of derivatives includes the risk of potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

Legal Risk — The risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of contract.

Volatility and Correlation Risk — The Series’ use of derivatives may reduce the Series’ returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Series’ use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Valuation Risk — Valuation for derivatives may not be readily available in the market. Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Series to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Series to potential losses that exceed the amount originally invested by the Series.

Hedging Risk — When a derivative is used as a hedge against a position that the Series holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Series’ hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Series realizes from its investments. As a result, a larger portion of each interestholder’s allocable share of income and gain may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code. If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Feeder Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, with respect to uncleared swaps, swap dealers are required to collect variation margin from the Series and may be required by applicable regulations to collect initial margin from the Series. Both initial and variation margin may be comprised of cash and/or securities, subject to applicable regulatory haircuts. Shares of investment companies (other than certain money market funds) may not be posted as collateral under applicable regulations. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Series, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Series of trading in these instruments and, as a result, may affect returns to investors in the Series.

Future regulatory developments may impact the Series’ ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Series itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Series to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Series’ ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Series

Swaps — Swap agreements, including total return swaps that may be referred to as contracts for difference, are two-party contracts entered into for periods ranging from a few days to more than one year. In a standard “swap” transaction, two parties agree to exchange the value(s) or cash flow(s) of one asset for another over a certain period of time. Swap agreements involve the risk that the party with whom the Series has entered into the swap will default on its obligation to pay the Series and the risk that the Series will not be able to meet its obligations to pay the other party to the agreement. Swap agreements may also involve the risk that there is an imperfect correlation between the return on the Series’ obligation to its counterparty and the return on the referenced asset. In addition, swap agreements are subject to market and illiquidity risk, leverage risk and hedging risk.

Credit Default Swaps — Credit default swaps may have as reference obligations one or more securities that are not currently held by the Series. The protection “buyer” may be obligated to pay the protection “seller” an up-front payment or a periodic stream of payments over the term of the contract, provided generally that no credit event on a reference obligation has occurred. Credit default swaps involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to illiquid investments risk and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Series to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Series and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Series purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Series were permitted to expire without being sold or exercised, its premium would represent a loss to the Series. To the extent that the Series writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Series could experience a substantial loss.

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Expense Risk — Series expenses are subject to a variety of factors, including fluctuations in the Series’ net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Series’ net assets decrease due to market declines or redemptions, the Series’ expenses will increase as a percentage of Series net assets. During periods of high market volatility, these increases in the Series’ expense ratio could be significant.

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Illiquid Investments Risk — The Series may not acquire any illiquid investment if, immediately after the acquisition, the Series would have invested more than 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Series reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Liquid investments may become illiquid after purchase by the Series, particularly during periods of market turmoil. There can be no assurance that a security or instrument that is deemed to be liquid when purchased will continue to be liquid for as long as it is held by the Series, and any security or instrument held by the Series may be deemed an illiquid investment pursuant to the Fund’s liquidity risk management program. The Series’ illiquid investments may reduce the returns of the Series because it may be difficult to sell the illiquid investments at an advantageous time or price. In addition, if the Series is limited in its ability to sell illiquid investments during periods when shareholders are redeeming their shares, the Series will need to sell liquid securities to meet redemption requests and illiquid securities will become a larger portion of the Series’ holdings. An investment may be illiquid due to, among other things, the lack of an active trading market. To the extent that the Series’ principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Series will tend to have the greatest exposure to the risks associated with illiquid investments. Illiquid investments may be harder to value, especially in changing markets, and if the Series is forced to sell these investments to meet redemption requests or for other cash needs, the Series may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Series, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including ETFs, are subject to market and selection risk. In addition, if the Series acquires shares of investment companies, including ones affiliated with the Series, interestholders bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers). To the extent the Series is held by an affiliated fund, the ability of the Series itself to hold other investment companies may be limited.

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Large Shareholder and Large-Scale Redemption Risk — Certain interestholders, including a Feeder Fund, a third-party investor, the Series’ adviser or an affiliate of the Series’ adviser, or another entity, may from time to time own or manage a substantial amount of Series interests or may invest in the Series and hold its investment for a limited period of time. There can be no assurance that any large interestholder or large group of interestholders would not redeem their investment or that the size of the Series would be maintained. If a large number of shares of a Feeder Fund that is a large interestholder are redeemed by the Feeder Fund’s shareholders, the Feeder Fund may be required to redeem a large number of its Series interests. Redemptions of a large number of Series interests by a large interestholder or large group of interestholders may adversely affect the Series’ liquidity and net assets. These redemptions may force the Series to sell portfolio securities to meet redemption requests when it might not otherwise do so, which may negatively impact the net asset value of the Series and increase the Series’ brokerage costs and/or accelerate the realization of taxable income by interestholders earlier than the interestholders otherwise would have. The Series also may be required to sell its more liquid investments to meet a large redemption, in which case the Series’ remaining assets may be less liquid, more volatile, and more difficult to price. In addition, large redemptions can result in the Series’ current expenses being allocated over a smaller asset base, which generally results in an increase in the Series’ expense ratio. Because large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy, the Series also reserves the right to redeem in-kind, subject to certain conditions. In addition, large purchases of Series interests may adversely affect the Series’ performance to the extent that the is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would, diluting its investment returns.

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Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Series to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Series is subject to the federal securities laws, including the Investment Company Act and the rules thereunder. Under Rule 18f-4 under the Investment Company Act, among other things, the Series must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk. The use of leverage may cause the Series to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet the applicable requirements of the Investment Company Act and the rules thereunder. Increases and decreases in the value of the Series’ portfolio will be magnified when the Series uses leverage.

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Money Market Securities Risk — If market conditions improve while the Series has invested some or all of its assets in high quality money market securities, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Series’ opportunity to achieve its investment objective.

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“New Issues” Risk — “New issues” are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Series. However, there is no assurance that the Series will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Series during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Series is able to do so. In addition, as the Series increases in size, the impact of IPOs on the Series’ performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Series may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

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Operational Risk — The Series is exposed to operational risks arising from a number of factors, including, but not limited to, human errors, processing and communication errors, errors of the Series’ service providers, counterparties or other third parties, failed or inadequate internal or external processes, and technology or systems failures. The use of certain investment strategies that involve manual or additional processing, such as over-the-counter derivatives, increases these risks. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of the Series in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Series and BlackRock seek to reduce these operational risks through controls, procedures and oversight. However, it is not possible to identify all of the operational risks that may affect the Series or to develop processes and controls that completely eliminate or mitigate the occurrence or effects of such failures. The Series, including its performance and continued operation, and its shareholders could be negatively impacted as a result.

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Ownership Limitations Risk — If certain aggregate and/or fund-level ownership thresholds are reached through transactions undertaken by BlackRock, its affiliates or the Master Portfolio, or as a result of third-party transactions or actions by an issuer or regulator, the ability of BlackRock and its affiliates on behalf of clients (including the Master Portfolio) to purchase or dispose of investments, exercise rights or undertake business transactions may be restricted by law, regulation or rule or otherwise impaired. The capacity of the Master Portfolio to invest in certain securities or other assets may be affected by the relevant threshold limits, and such limitations may have adverse effects on the liquidity and performance of the Master Portfolio’s portfolio holdings.

For example, ownership limits may apply to securities whose issuers operate in certain regulated industries or in certain international markets. Such limits also may apply where the investing entity (such as the Master Portfolio) is subject to corporate or regulatory ownership restrictions or invests in certain futures or other derivative transactions. In certain circumstances, aggregate and/or fund-level amounts invested or voted by BlackRock and its affiliates for client funds and accounts managed by BlackRock (including the Master Portfolio) may not exceed the relevant limits without the grant of a license or other regulatory or corporate approval, order, consent, relief or non-disapproval. However, there is no guarantee that permission will be granted, or that, once granted, it will not be modified or revoked at a later date with minimal or no notice. In other cases, exceeding such thresholds may cause BlackRock and its affiliates, the Master Portfolio or other client accounts to suffer disadvantages or business restrictions.

Ownership limitations are highly complex. It is possible that, despite BlackRock’s intent to either comply with or be granted permission to exceed ownership limitations, it may inadvertently breach a limit or violate the corporate or regulatory approval, order, consent, relief or non-disapproval that was obtained.

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REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume, may engage in dilutive offerings of securities and may be more volatile than other securities. REIT issuers may also fail to maintain their exemptions from investment company registration or fail to qualify for the “dividends paid deduction” under the Internal Revenue Code, which allows REITs to reduce their corporate taxable income for dividends paid to their shareholders. Ordinary REIT dividends received by the Feeder Fund and distributed to the Feeder Fund’s shareholders will generally be taxable as ordinary income and will not constitute “qualified dividend income.” However, for tax years beginning after December 31, 2017 and before January 1, 2026, a non-corporate taxpayer who is a direct REIT shareholder may claim a 20% “qualified business income” deduction for ordinary REIT dividends, and a regulated investment company may report dividends as eligible for this deduction to the extent the regulated investment company’s income is derived from ordinary REIT dividends (reduced by allocable regulated investment company expenses). A shareholder in a Feeder Fund may treat the dividends as such provided the Feeder Fund and the shareholder in the Feeder Fund satisfy applicable holding period requirements.

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Reliance on Advisor Risk — The Series is dependent upon services and resources provided by BlackRock, and therefore BlackRock’s parent, BlackRock, Inc. BlackRock is not required to devote its full time to the business of the Series and there is no guarantee or requirement that any investment professional or other employee of BlackRock will allocate a substantial portion of his or her time to the Series. The loss of, or changes in, BlackRock’s personnel could have a negative effect on the performance or the continued operation of the Series.

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Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Series may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Series may lose money.

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Restricted Securities Risk — Limitations on the resale of restricted securities may have an adverse effect on their marketability, and may prevent the Series from disposing of them promptly at advantageous prices. Restricted securities may not be listed on an exchange and may have no active trading market. In order to sell such securities, the Series may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Other transaction costs may be higher for restricted securities than unrestricted securities. Restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility. Also, the Series may get only limited information about the issuer of a given restricted security, and therefore may be less able to predict a loss. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses to the Series.

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Securities Lending Risk — The Series may engage in securities lending. Securities lending involves the risk that the Series may lose money because the borrower of the loaned securities fails to return the securities in a timely manner or at all. The Series could also lose money in the event of a decline in the value of collateral provided for loaned securities or a decline in the value of any investments made with cash collateral. These events could also trigger adverse tax consequences for the Series.

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Short Sales Risk — Because making short sales in securities that it does not own exposes the Series to the risks associated with those securities, such short sales involve speculative exposure risk. The Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the security sold short. The Series will realize a gain if the security declines in price between those dates. As a result, if the Series makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Series will be able to close out a short sale position at any particular time or at an acceptable price. Although the Series’ gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Series may also pay transaction costs and borrowing fees in connection with short sales.

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Valuation Risk — The price the Series could receive upon the sale of any particular portfolio investment may differ from the Series’ valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Series, and the Series could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Series’ ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Series may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization, and Capital Structure.

(a)(1) Manager

BlackRock manages all of the Series’ investments subject to the oversight of the Board of Directors of the Master LLC (the “Board of Directors” or the “Board”). While the Manager is ultimately responsible for the management of the Series, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

The Manager was organized in 1994 to perform advisory services for investment companies. BFA, the sub-adviser of the Series and an affiliate of the Manager, is a registered investment adviser organized in 1984. The Manager and its affiliates had approximately $11.6 trillion in investment company and other portfolio assets under management as of March 31, 2025.

BlackRock has contractually agreed to waive the management fee with respect to any portion of the Series’ assets estimated to be attributable to investments in other equity and fixed-income mutual funds and ETFs managed by BlackRock or its affiliates that have a contractual management fee, through June 30, 2026. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Series pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through June 30, 2026. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Series.

The Master LLC, on behalf of the Series, has entered into an agreement with the Manager (the “Management Agreement”) pursuant to which the Manager receives compensation paid on a monthly basis for its services to the Series. Under the Management Agreement, the Master LLC pays the Manager a fee based on the Series’ average daily net assets, shown below:

Name of Series	Contractual Management Fee Rate[1]	Management Fee Rate For the Fiscal Year Ended December 31, 2024 (reflects fee waiver where) applicable)
Master Small Cap Index Series[2]	0.01%	0.01%

[1]	Excluding any fee waivers and reimbursements which may have been applicable.
[2]

BlackRock has entered into a contractual arrangement with the Master LLC on behalf of the Series and the Feeder Funds, if any, under which BlackRock will waive and/or reimburse fees and/or expenses in order to limit total operating expenses incurred to 0.07% of the Series’ average daily net assets through June 30, 2026. This agreement may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Series.

The Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BFA under which the Manager pays BFA for services it provides for that portion of the Series for which BFA acts as sub-advisor under the Sub-Advisory Agreement a fee equal to a percentage of the management fee paid to the Manager under the Management Agreement.

For a discussion of the basis for the Board’s most recent approval of the Management Agreement and the Sub-Advisory Agreement of the Series, please see the Series’ reports filed on Form N-CSR for the period ended June 30, 2024.

From time to time, a manager, analyst, or other employee of BlackRock or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of BlackRock or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and BlackRock disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Series are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Series.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in managing their own accounts and other accounts, may present conflicts of interest that could disadvantage the Master Portfolio and its interestholders.

BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and in the ordinary course of business may engage in activities in which their interests or the interests of other clients may conflict with those of the Master Portfolio. BlackRock and its Affiliates act, or may act, as an investor, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, trader, lender, index provider, agent and/or principal. BlackRock and its Affiliates may have other direct and indirect interests in securities, currencies, commodities, derivatives and other assets in which the Master Portfolio may directly or indirectly invest.

BlackRock and its Affiliates may engage in proprietary trading and advise accounts and other funds that have investment objectives similar to those of the Master Portfolio and/or that engage in and compete for transactions in the same or similar types of securities, currencies and other assets as are held by the Master Portfolio. This may include transactions in securities issued by other open-end and closed-end investment companies, including investment companies that are affiliated with the Master Portfolio and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of BlackRock and its Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolio. These activities may result in BlackRock or an Affiliate having positions in assets that are senior or junior to, or that have interests different from or adverse to, the assets held by the Master Portfolio.

The Master Portfolio may invest in securities issued by, or engage in other transactions with, entities with which an Affiliate has significant debt or equity investments or other interests. The Master Portfolio may also invest in issuances (such as debt offerings or structured notes) for which an Affiliate is compensated for providing advisory, cash management or other services. The Master Portfolio also may invest in securities of, or engage in other transactions with, entities for which an Affiliate provides or may provide research coverage or other analysis.

An Affiliate may have business relationships with, and receive compensation from, distributors, consultants or others who recommend a Master Portfolio or who engage in transactions with or for the Master Portfolio.

Neither BlackRock nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolio. As a result, an Affiliate may compete with the Master Portfolio for appropriate investment opportunities. The results of the Master Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate. It is possible that the Master Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolio may enter into transactions in which BlackRock or an Affiliate or their directors, officers, employees or clients have an adverse interest. The Master Portfolio may be adversely impacted by the effects of transactions undertaken by BlackRock or an Affiliate or their directors, officers, employees or clients.

From time to time, BlackRock or its advisory clients (including other funds and accounts) may, subject to compliance with applicable law, purchase and hold shares of the Master Portfolio. The price, availability, liquidity, and (in some cases) expense ratio of the Master Portfolio may be impacted by purchases and sales of the Master Portfolio by BlackRock or its advisory clients.

The Master Portfolio’s activities may be limited because of regulatory restrictions applicable to BlackRock or an Affiliate or their policies designed to comply with such restrictions. Under a securities lending program approved by the Board, the Master Portfolio has retained BlackRock Institutional Trust Company, N.A., an Affiliate of BlackRock, to serve as its securities lending agent to the extent that it participates in the securities lending program. For these services, the securities lending agent will receive a fee from the participating Master Portfolio based on the returns earned on the Master Portfolio’s lending activities, including the investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolio may lend its portfolio securities under the securities lending program.

BlackRock and its Affiliates may benefit from a fund using a BlackRock index by creating increasing acceptance in the marketplace for such indexes. BlackRock and its Affiliates are not obligated to license an index to a fund, and no fund is under an obligation to use a BlackRock index. The terms of a fund’s index licensing agreement with BlackRock or its Affiliates may not be as favorable as the terms offered to other licensees.

The activities of BlackRock and its Affiliates and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Master Portfolio and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. Please see the SAI for further information.

Anti-Money Laundering Requirements. The Master LLC is subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, the Master LLC is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Master LLC reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master LLC to verify their identity. The Master LLC also reserves the right to redeem any amounts in the Master LLC from persons whose identity it is unable to verify on a timely basis. It is the Master LLC’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BlackRock Privacy Principles. BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(a) (2) Portfolio Managers

The Series is managed by a team of financial professionals. Information about Jennifer Hsui, CFA, Paul Whitehead, Matt Waldron, CFA, Peter Sietsema, CFA, and Steven White, the portfolio managers of the Series, is set forth below.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2016	Managing Director of BlackRock, Inc. since 2011.

Paul Whitehead	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2022	Managing Director of BlackRock, Inc. since 2010.

Matt Waldron, CFA	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2025	Managing Director of BlackRock, Inc. since 2024; Director of BlackRock, Inc from 2010 to 2024.

Peter Sietsema, CFA	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2025	Director of BlackRock, Inc. since 2013.

Steven White	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2025	Director of BlackRock, Inc. since 2020.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Series interests, please see Part B of this Registration Statement.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or the Series, investors, including any Feeder Funds, would be entitled to share, in proportion to their investment in the Master LLC or Series (as the case may be), in the assets of the Master LLC or Series available for distribution to investors.

Effective June 15, 2007, the Master LLC was reorganized into a Delaware limited liability company. The Master LLC consists of one series, which is included in this Registration Statement. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Series (as the case may be). Investors in the Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Series. The Master LLC reserves the right to create and issue interests in additional Series.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Series of the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Series of the Master LLC in accordance with its pro rata interests in the Series.

Except as set forth below, investments in the Master LLC may not be transferred except with the prior written consent of all of the Directors and all of the remaining investors in the Master LLC, but an investor, including any Feeder Fund, may withdraw all or any portion of its investment in the Series on any day on which the New York Stock Exchange (the “Exchange” or “NYSE”) is open at net asset value.

Item 11.	Interestholder Information.

Pricing of Interests in the Master LLC

The value of the securities and other assets and liabilities held by the Series are determined pursuant to BlackRock’s valuation policies and procedures. BlackRock has been designated by the Master LLC’s Board of Directors as the valuation designee for the Series pursuant to Rule 2a-5 under the Investment Company Act.

Equity securities and other equity instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported official closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Shares of underlying open-end funds (including money market funds) are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other ETFs are valued at their most recent closing price.

The Series values fixed-income portfolio securities using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Series’ approved independent third-party pricing services, each in accordance with BlackRock’s valuation policies and procedures. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Series may hold or transact in such securities in smaller odd lot sizes. Odd lots may trade at lower prices than institutional round lots. An amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless BlackRock determines in good faith that such method does not represent fair value.

Generally, trading in non-U.S. securities, U.S. government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Series’ interests are determined as of such times.

When market quotations are not readily available or are believed by BlackRock to be unreliable, BlackRock will fair value the Series’ investments in accordance with its policies and procedures. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of trading or other reasons, if a market quotation differs significantly from recent price quotations or otherwise no longer appears to reflect fair value, where the security or other asset or liability is thinly traded, when there is a significant event subsequent to the most recent market quotation, or if the trading market on which a security is listed is suspended or closed and no appropriate alternative trading market is available. A “significant event” is deemed to occur if BlackRock determines, in its reasonable business judgment prior to or at the time of pricing the Series’ assets or liabilities, that the event is likely to cause a material change to the closing market price of one or more assets held by, or liabilities of, the Series.

For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets following the close of the local markets to the price that might have prevailed as of the Series’ pricing time.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Series is the amount the Series might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length transaction. Valuing the Series’ investments using fair value pricing will result in prices that may differ from current market valuations and that may not be the prices at which those investments could have been sold during the period in which the particular fair values were used. Use of fair value prices and certain current market valuations could result in a difference between the prices used to calculate the Series’ net asset value and the prices used by the Underlying Index, which, in turn, could result in a difference between the Series’ performance and the performance of the Underlying Index.

Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Series may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Series. However, because the Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Series.

The Series reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Interests in the Master LLC

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in the Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. Investments in the Series of the Master LLC may not be transferred without the prior written consent of all of the Directors and the remaining investors in the Master LLC.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders and/or (ii) transferring portfolio securities in-kind to a Feeder Fund. Part B of this Registration Statement includes more information about the Master LLC’s line of credit.

If the Master LLC pays redemption proceeds by transferring portfolio securities in-kind to a Feeder Fund, the Feeder Fund may pay transaction costs to dispose of the securities, and the Feeder Fund may receive less for them than the price at which they were valued for purposes of redemption.

Dividends and Distributions; Tax Consequences

The Series has more than one Feeder Fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. If the Series had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Series would be disregarded as an entity separate from that Feeder Fund.

Whether the Series is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Series’ Feeder Funds will take into account its allocable share of the Series’ ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund’s share of the Series’ gross income and assets for purposes of the Feeder Fund’s gross income and asset diversification tests.

It is intended that the Series’ assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Series and the Feeder Fund meets all other requirements for such qualification not within the control of the Series.

Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.

Item 12.	Distribution Arrangements.

Multiple Class and Master/Feeder Funds

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “ Account Information — Master/Feeder Structure.”

Distribution and Sales Load

Investments in the Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of the Series is determined on each day the Exchange is open for trading. The Master LLC’s sole placement agent is BlackRock Investments, LLC (the “Placement Agent”).

PART B

April 30, 2025

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Quantitative Master Series LLC, dated April 30, 2025, as it may be revised from time to time (the “Master LLC’s Part A”).

Item 14.	Cover Page and Table of Contents

Quantitative Master Series LLC (the “Master LLC”) currently consists of one series, which is included in this Registration Statement: Master Small Cap Index Series (the “Series”).

This Registration Statement has been prepared as a single document consisting of parts A, B and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) and copies can be obtained, without charge, by calling the Master LLC at 1-800-441-7762, or by writing to Quantitative Master Series LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 53 of the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), as filed with the Securities and Exchange Commission on April 25, 2025 and as amended from time to time, that relates to and includes the prospectuses and the statement of additional information of iShares Russell 2000 Small-Cap Index Fund (the “Russell 2000 Small-Cap Index Fund”), a series of the Corporation (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Corporation and Part B of the BlackRock Registration Statement is the statement of additional information of the Corporation.

To date, the Corporation consists of two series: Russell 2000 Small-Cap Index Fund and iShares MSCI EAFE International Index Fund. Russell 2000 Small-Cap Index Fund invests all of its investable assets in interests in the Series of the Master LLC and may be referred to herein as a “Fund.” Russell 2000 Small-Cap Index Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

The Master LLC incorporates by reference the information included on the cover page of the statement of additional information relating to Russell 2000 Small-Cap Index Fund, as amended, revised or supplemented from time to time (the “SAI”).

A consolidated table of contents for this Registration Statement is included on page 2 of the Master LLC’s Part A.

Item 15.	Master LLC History

The Master LLC was organized as a Delaware statutory trust on August 28, 1996 under the name Merrill Lynch Index Trust. On August 2, 1999, the Master LLC was renamed Index Master Series Trust and on December 21, 1999 was renamed Quantitative Master Series Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Quantitative Master Series LLC. The Series is a series of the Master LLC. Eight other series have been liquidated: Master Core Bond Enhanced Index Series; Master Enhanced International Series; Master Enhanced Small Cap Series; Master Mid Cap Index Series; Master S&P 500 Index Series; Master Enhanced S&P 500 Series; Master International Index Series; and Master Extended Market Index Series.

Item 16.	Description of the Series and Their Investments and Risks

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

INVESTMENTS AND RISKS. The Master LLC incorporates by reference the information concerning the Series’ additional investment strategies, risks and restrictions from the following sections of the SAI: “Part I: Investment Objectives and Policies,” “Part I: Investment Restrictions,” “Part II: Investment Risks and Considerations” and “Appendix A — Description of Bond Ratings.”

PORTFOLIO HOLDINGS INFORMATION. The Master LLC incorporates by reference the information concerning the Series’ policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Part II: Selective Disclosure of Portfolio Holdings.” Information on any significant variation or anticipated variation in the Series’ portfolio turnover rates, if any, is incorporated herein by reference to following section of the SAI: “Additional Information.”

Item 17.	Management of the Registrant

The following information supplements and should be read in conjunction with Item 10 of the Master LLC’s Part A.

The Master LLC incorporates by reference the information concerning the management of the Master LLC and the Series from the following sections of the SAI: “Part I: Information on Directors and Officers,” “Part I: Management, Advisory and Other Service Arrangements” and “Part II: Management and Other Service Arrangements.” The Board of Directors of the Master LLC has responsibility for the overall management and operations of the Series. The Board of Directors of the Master LLC has the same co-chairs and the same committee structure as the Board of Directors of the Corporation.

COMPENSATION OF DIRECTORS. The Master LLC incorporates by reference the information concerning the compensation of the Directors of Master LLC from the following section of the SAI: “Part I: Information on Directors and Officers – Compensation of Directors.”

CODES OF ETHICS. The Master LLC has the same code of ethics as the Corporation. The Master LLC incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Part II: Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. The Master LLC incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B – Proxy Voting Policies.”

Item 18.	Control Persons and Principal Holders of Securities.

The following table sets forth control persons and principal holders of interests of the Series as of April 4, 2025.

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC[1]	Type of Ownership (Of Record/Beneficial)

Small Cap Index Series	BlackRock Small Cap Index Lifepath Fund 100 Bellevue Parkway Wilmington, Delaware 19809	38.70%	38.70%	Beneficial

	iShares Russell 2000 Small-Cap Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	61.30%	61.30%	Beneficial

[1]	Reflects either direct ownership of the Series, or indirect ownership through one of the Series’ owners.

Except as set forth in the table above, no entity or individual owned between 5% and 25% of the outstanding interests of the Series as of April 4, 2025.

The jurisdiction of organizations listed above that are deemed “control persons” of the Series is set forth below:

Entity	Jurisdiction
BlackRock Index Funds, Inc.	Maryland

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Series or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors and ratification of accountants, the interestholders of separate Series vote together; they generally vote separately by Series the other matters.

As of April 3, 2025, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Series. As of December 31, 2024, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of the Series’ investment adviser, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to the Series by BlackRock Advisors, LLC (the “Manager”) is incorporated herein by reference from the section entitled “Management of the Funds” in the Prospectuses and from the sub-section entitled “Management, Advisory and Other Service Arrangements” in Part I of the SAI and the section entitled “Management and Other Service Arrangements” in Part II of the SAI. The following list identifies the specific sections and sub-sections in the SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from the Prospectuses or SAI

Item 19(a)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(c)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(d)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Funds and Service Providers

SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(i)	SAI: Part I: Portfolio Transactions and Brokerage — Securities Lending

Item 20.	Portfolio Managers

The Master LLC incorporates by reference the information concerning the portfolio managers for the Series from the following section of the SAI: “Part I: Management, Advisory and Other Service Arrangements – Information Regarding the Portfolio Managers.”

Item 21.	Brokerage Allocation and Other Practices.

The Master LLC incorporates by reference the information describing the Series’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following sections of the SAI: “Part I: Portfolio Transactions and Brokerage” and “Part II: Portfolio Transactions and Brokerage.”

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement (“LLC Agreement”) that establishes the Master LLC, a Delaware limited liability company, the Directors are authorized to issue interests in each series of the Master LLC, including the Series. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series. Upon liquidation or dissolution of the Series, investors are entitled to share in proportion to their investment in the Series’ net assets available for distribution to its investors. Interests in the Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Series generally may not be transferred.

Each investor, including each Feeder Fund, is entitled to a vote in proportion to the amount of its interest in the Series or in the Master LLC, as the case may be. Investors in the Master LLC, or in the Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

The Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Directors and consented to by the Holders holding not less than two-thirds of the interests in the Series, or (ii) by unanimous consent of the Directors by written notice of such dissolution to the Holders of the interests of the Series. The Master LLC shall be dissolved upon the dissolution of the last remaining series.

The LLC Agreement provides that obligations of the Master LLC and the Series are not binding upon the Directors individually but only upon the property of the Series and that the Directors will not be liable for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the LLC Agreement protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The LLC Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, its Holders, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC consists of one series. The Master LLC reserves the right to create and issue interests in a number of additional series. As indicated above, Holders of each series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all series vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a series, the Holders of such series are entitled to share in proportion to their investment in the net assets of such series available for distribution to Holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 in Part A.

(a) Purchase of interests

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of the Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The aggregate net asset value of the Series is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Series is computed by deducting the amount of the Series’ total liabilities from the value of its total assets. Expenses, including the fees payable to the Manager, are accrued daily.

Each investor in the Master LLC, including each Feeder Fund, may add to or reduce its investment in the Series on each day the Exchange is open for trading. The value of each investor’s interest in the Series will be determined after the close of business on the Exchange by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Series. The close of business of the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor’s interest in the Series after the close of business of the Exchange or the next determination of net asset value of the Series. For further information concerning the Series’ net asset value, and the valuation of the Series’ assets, see the Master LLC’s Part A.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor, including any Feeder Fund, to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Portfolio is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of interestholders of the Series. Investments in the Series may not be transferred without the prior written consent of all of the Directors and all of the remaining interestholders.

The Master LLC, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series interestholders in extraordinary or emergency circumstances.

(b)	Fund Reorganizations. Not applicable.

(c)	Offering Price.

Valuation. The Master LLC incorporates by reference information concerning the Series’ and the Master LLC’s pricing of interests from the following section of the SAI: “Part II: Pricing of Shares – Determination of Net Asset Value.”

(d)	Redemptions In Kind.

Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time.

(e)	Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not applicable.

Item 24.	Taxation of the Master LLC

The Series has more than one Feeder Fund and intends to operate as a non-publicly traded partnership under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the Series had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), the Series’ existence as an entity separate from that Feeder Fund would be disregarded for U.S. federal income tax purposes.

Whether the Series is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Series’ Feeder Funds will take into account its allocable share of the Series’ ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund’s share of the Series’ gross income and assets for purposes of the Feeder Fund’s gross income and asset diversification tests.

It is intended that the Series’ assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Series and the Feeder Fund meets all other requirements for such qualification not within the control of the Series.

Certain transactions of the Series are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to regulated investment companies). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If the Series purchases shares of an investment company (or similar investment entity) organized under foreign law, the Feeder Fund, by virtue of owning such Series’ interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). A Feeder Fund, even if it is a regulated investment company, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s shares in the PFIC had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case a Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If the Series is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of the Series generally will be determined at the Series level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Series’ partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Series level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Series elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Series in the year to which the adjustments relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a regulated investment company, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on regulated investment companies making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Series’ tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in a Feeder Fund and the Series.

Item 25.	Underwriters.

Effective October 1, 2008, the exclusive placement agent for the Master LLC is BlackRock Investments, LLC (the “Placement Agent”), an affiliate of the Manager, with offices at 50 Hudson Yards, New York, NY 10001. Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and the similar organizations and entities may continuously invest in the Master LLC.

Item 26.	Calculation of Performance Data.

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Accordingly, the Master LLC will not advertise the Series’ performance. However, certain of the Master LLC’s Holders may from time to time advertise their performance, which will be based upon the Master LLC’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Series on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Annual, average annual, annualized and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of interests outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per interest on the last day of the period.

Item 27.	Financial Statements.

The audited financial statements, including the report of the independent registered public accounting firm, of the Series for the fiscal year ended December  31, 2024 are incorporated in this Part B by reference to the 2024 Annual Financial Statements and Additional Information of iShares Russell 2000 Small-Cap Index Fund. You may request copies of the Annual Financial Statements and Additional Information at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 28.	Exhibits

Exhibit Number	Description

1(a)	Certificate of Formation of Quantitative Master Series LLC is incorporated herein by reference to Exhibit 1(l) to Amendment No. 19 to Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-7885) (the “Registration Statement”), filed on April 29, 2008.

1(b)	Limited Liability Company Agreement of the Registrant, dated June 15, 2007 is incorporated herein by reference to Exhibit 1(m) to Amendment No. 19 to the Registration Statement, filed on April 29, 2008.

2(a)	Amended and Restated By-Laws of Registrant effective as of November 29, 2018, is incorporated by reference to Exhibit 2 of Amendment No. 25 to the Registration Statement on Form N-1A of Master Large Cap Series LLC (File No. 811-09739), filed on October 28, 2019.

2(b)	Amendment No. 1 to the Amended and Restated By-Laws of Registrant effective as of November 11, 2020, is incorporated by reference to Exhibit 2(b) of Amendment No. 28 to the Registration Statement on Form N-1A of Master Large Cap Series LLC (File No. 811- 09739), filed on January 28, 2021.

3	Instruments Defining Rights of Security Holders: Reference is made to Article II (Sections 2.4 and 2.7), Article III (Sections 3.2, 3.3, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V, Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.2, 8.4, 8.6 and 8.7), Article IX, Article X and Article XI (Section 11.5) of the Registrant’s Limited Liability Company Agreement filed as Exhibit 1(m) to the Registration Statement, and to Article I, Article II (Sections 2, 3 and 4), Article IV (Sections 1, 2 and 5), Article V (Sections 3, 4, 5, and 6) of the Registrant’s Amended and Restated By-Laws filed as Exhibit 2 to the Registration Statement.

4(a)	Form of Investment Management Agreement between Registrant and BlackRock Advisors, LLC is incorporated herein by reference to Exhibit 4(A) to Amendment No. 18 to the Registration Statement, filed on April 30, 2007.

4(b)	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Fund Advisors with respect to Master Small Cap Index Series is incorporated herein by reference to Exhibit 4(b) to Amendment No. 33 to the Registration Statement, filed on April 30, 2018.

5	Not required pursuant to Form N-1A General Instructions Section B(2)(b).

6	Not applicable.

7	Master Custodian Agreement with State Street Bank and Trust Company is incorporated herein by reference to Exhibit 7(g) to Post-Effective Amendment No. 943 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 28, 2019.

8(a)	Form of Placement Agency Agreement with BlackRock Investments, LLC is incorporated herein by reference to Exhibit 99.5 to Amendment No. 20 to the Registration Statement, filed on May 1, 2009.

8(b)	Form of Thirteenth Amended and Restated Expense Limitation Agreement by and between Registrant, BlackRock Advisors, LLC and BlackRock Fund Advisors is incorporated by reference to Exhibit 8(e) of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of BlackRock ETF Trust (File No. 333-228832), filed on March 21, 2024.

8(c)	Form of Twelfth Amended and Restated Credit Agreement among Registrant, a syndicate of banks and certain other parties is incorporated by reference to Exhibit 8(d) of Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of BlackRock Series Fund, Inc. (File No. 2-69062), filed on April 21, 2025.

8(d)	Administration and Fund Accounting Services Agreement between the Registrant and State Street Bank and Trust Company is incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Managed Account Series (File No. 333-124463), filed on February 28, 2019.

8(e)	Form of Ninth Amended and Restated Securities Lending Agency Agreement between Registrant and BlackRock Institutional Trust Company, N.A. is incorporated by reference to Exhibit 8(d) of Post-Effective Amendment No. 109 to the Registration Statement on Form N-1A of BlackRock ETF Trust (File No. 333 228832), filed on January 22, 2025.

8(f)	Amended and Restated BlackRock Rule 12d1-4 Proprietary Fund of Funds Investment Agreement between the Registrant and the other registered open-end investment companies party thereto is incorporated by reference to Exhibit 8(m) of Post-Effective Amendment No. 391 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126), filed on September 18, 2024.

8(g)	Schedules A and B, as amended November 27, 2024 and November 1, 2024, to the Amended and Restated BlackRock Rule 12d1-4 Proprietary Fund of Funds Investment Agreement between the Registrant and the other registered open-end investment companies party thereto are incorporated herein by reference to Exhibit (h)(13) of Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of BlackRock ETF Trust II (File No. 333 236575), filed on December 30, 2024.

9	Not required pursuant to Form N-1A General Instructions section B(2)(b).

10	Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	Not required pursuant to Form N-1A General Instructions section B(2)(b).

12	None.

13	Not applicable.

14	Not applicable.

15(a)	Code of Ethics of Registrant, BlackRock Investments, LLC, BlackRock Advisors, LLC, BlackRock Fund Advisors and BlackRock International Limited is incorporated by reference to Exhibit (p)(1) of Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of BlackRock ETF Trust II (File No. 333-236575), filed on December 30, 2024.

Item 29.	Persons Controlled by or under Common Control with Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.2 of the Registrant’s Limited Liability Company Agreement states:

“(a) Directors. The Directors shall be entitled to the protection against personal liability for the obligations of the Company under Section 18-303 of the Act. No Director shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

(b) Officers, Employees or Agents of the Company. The officers, employees and agents of the Company, when acting in such capacities, shall not be personally liable to any person other than the Company or a Holder for any act, omission or obligation of the Company or Director. No officer, employee or agent of the Company shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

(c) The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Directors, officers, employees or agents of the Company otherwise existing at law or in equity, are agreed by the Holders to modify to that extent such other duties and liabilities.”

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement states:

“Indemnification. The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.”

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement states:

“No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company or any Series.”

Article VIII, Section 8.7 of the Registrant’s Limited Liability Company Agreement states:

“Insurance. The Directors may maintain insurance for the protection of the Company Property, its Holders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.”

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Manager.

(a) BlackRock Advisors, LLC was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 31 of officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(b) BlackRock Fund Advisors (“BFA”). The information required by this Item 31 about officers and directors of BFA, together with information as to any other business profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedule A and D of Form ADV, filed by BFA pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-22609).

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Balanced Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock ETF Trust II

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Funds VII, Inc.

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock International Select Equity Fund

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Liquidity Funds

BlackRock Mid-Cap Value Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Investment Portfolio

Master Investment Portfolio II

Quantitative Master Series LLC

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Alpha Strategies Fund
BlackRock Core Bond Trust
BlackRock Corporate High Yield Fund, Inc.
BlackRock Credit Strategies Fund
BlackRock Debt Strategies Fund, Inc.
BlackRock Enhanced Equity Dividend Trust
BlackRock Floating Rate Income Trust
BlackRock Health Sciences Trust
BlackRock Income Trust, Inc.
BlackRock Investment Quality Municipal Trust, Inc.
BlackRock Limited Duration Income Trust
BlackRock Multi-Sector Income Trust
BlackRock Municipal Income Trust
BlackRock Private Investments Fund
BlackRock Science and Technology Trust
BlackRock Utilities, Infrastructure & Power Opportunities Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 50 Hudson Yards, New York, NY 10001.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Jon Maro	Chairman and Chief Executive Officer, Board of Managers	None
Christopher J. Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Zachary Marcus	Chief Financial Officer	None
Gregory Rosta	Chief Compliance Officer and Director	None
Cynthia Rzomp	Chief Operating Officer	None
Andrew Dickson	Secretary and Managing Director	None
Martin Small	Senior Managing Director	None
Michael Bishopp	Managing Director	None
Samara Cohen	Managing Director	None
Jonathan Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Stuart Murray	Managing Director	None
Jonathan Steel	Managing Director	None
Ariana Brown	Director	None
Chris Nugent	Director	None
Angelica Neto-Nolan	Vice President	None
Lourdes Sanchez	Vice President	None
Lisa Belle	Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Joseph Devico	Board of Managers	None
Meredith Herold	Board of Managers	None
Dominik Rohe	Board of Managers	None
Roland Villacorta	Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

Omitted pursuant to Instruction 3 of Item 33 of Form N-1A.

Item 34.	Management Services.

Other than as set forth under the captions “Management, Organization, and Capital Structure” and “Management of the Registrant” in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on April 30, 2025.

QUANTITATIVE MASTER SERIES LLC (REGISTRANT)
ON BEHALF OF MASTER SMALL CAP INDEX SERIES

By:	/s/ JOHN M. PERLOWSKI
(John M. Perlowski,
President and Chief Executive Officer)